Exhibit 99.d(2)(d)

AMENDMENT NO. 3

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, effective as of December 19, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract (the “Contract”), dated July 1, 2020, among Invesco Advisers, Inc. (the “Adviser”) on behalf of AIM Investment Securities Funds (Invesco Investment Securities Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco High Yield Bond Factor Fund from Exhibit A to the Contract, effective December 19, 2023.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Corporate Bond Fund

Invesco Global Real Estate Fund

Invesco Government Money Market Fund

Invesco High Yield Fund

Invesco Intermediate Bond Factor Fund

Invesco Income Fund

Invesco Real Estate Fund

Invesco Short Duration Inflation Protected Fund

Invesco Short Term Bond Fund

Invesco SMA High Yield Bond Fund

Invesco U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham

Name:	Melanie Ringold	Name:	Shalomi Abraham

Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer

Name:	Bernhard Langer

Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher

Name:	Stephanie Butcher

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary